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                                                                   EXHIBIT 10.bv


                                SECOND AMENDMENT
                      TO LEASE AGREEMENT DATED MAY 16, 2000

         This is a Second Amendment ("Amendment") dated April 1, 2002, for reference purposes only, to that certain Lease Agreement dated May 16, 2000, (the "Lease") by and between AFC-5, LLC, a New Mexico Limited Liability Company ("Landlord") and SBS Technologies, Inc. ("Tenant").

                                    RECITALS

         WHEREAS, AFC-5, LLC, and SBS Technologies, Inc. entered into the Lease Agreement dated May 16, 2000, as amended by First Amendment to Lease dated February 1, 2001 (collectively, the "Lease").

         WHEREAS, Tenant desires to expand the leased Premises to expand Suite 300, of the Building.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed that the Lease is hereby modified, amplified, and amended in the following respects.

                                    AGREEMENT

         1. Tenant hereby expands its leased Premises ("Existing Space") to include 6,630 rentable square feet as shown on Exhibit "A" ("Expansion Space"), measured according to Building Owners and Managers Association International ANSI/BOMA Z65.1-1996 standard method of measurement, Copyright 1996 (the "BOMA" method). The indicated square footage is approximate and is not the governing factor in the monetary consideration of the Lease. The Expansion Space shall be referred to as Suite 300.

         2. The term of the Lease for the Expansion Space shall commence on April 1, 2002, and shall terminate on June 30, 2005 ("Expansion Term").

         3. The monthly Rent schedule for the Existing Space and the Expansion Space shall be as follows:

                                    Expansion         Existing         Total Monthly
                  Period              Space             Space              Rent
             -----------------      ----------       ----------        -------------
             4/01/02 - 6/30/02      $ 9,945.00       $53,645.58         $63,590.58
             7/01/02 - 1/31/03      $10,221.25       $54,996.75         $65,218.00
             2/01/03 - 6/30/03      $10,221.25       $55,141.71         $65,362.96
             7/01/03 - 1/31/04      $10,497.50       $56,492.87         $66,990.37
             2/01/04 - 6/30/04      $10,497.50       $51,419.33         $61,916.83
             7/01/04 - 6/30/05      $10,773.75       $52,770.50         $63,544.25


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         4. Tenant is accepting the Expansion Space in "as-is" condition with the exception that Landlord will patch and paint the Expansion Space and construct a wall in the approximate location shown on Exhibit A hereto, including the necessary HVAC work. Tenant shall be responsible for all other costs of improvement of the Premises. All Tenant improvements shall be subject to Landlord's prior written approval of the contractor and the space plans, which approval shall not be unreasonably withheld.

         All Tenant improvements and millwork are and shall remain the property of Landlord.

         5. No agent or broker is entitled to a commission in connection with this Amendment. No leasing commissions will be given on further renewals, expansions or extensions of this Lease.

         6. Tenant shall have an option to renew the Expansion Term at the then prevailing market rates, but in no event less than the Rent at the expiration of the existing term.

         7. For the Expansion Term and any renewal thereof, Tenant's Proportionate Share shall increase from 34.08 to 40.37%.

         8. All other terms and conditions of the Lease not modified by this Amendment shall apply to the Expansion Space.

         9. All other portions of the Lease not affected by this Amendment shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant, the parties hereto, have duly executed this Amendment to be effective as of April 1, 2002.

LANDLORD:                                     TENANT:

AFC-5, LLC                                    SBS Technologies, Inc.
a New Mexico limited liability company


By: /s/ Firouz D. Memarzadeh                  By: /s/ James E. Dixon, Jr.
   -------------------------                     ------------------------
   Manager                                       Chief Financial Officer